EXHIBIT (g)

Consents

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 10, 2006 in the Prospectus included in the Registration Statement dated July 31, 2006 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-136170).

By:	/s/ Gerard Bradley
Gerard Bradley
Under Treasurer of the State of Queensland

Date: December 12, 2006

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 10, 2006 in the Prospectus included in the Registration Statement dated July 31, 2006 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-136170).

By:	/s/ Stephen R. Rochester
Stephen R. Rochester
Chief Executive
Queensland Treasury Corporation

Date: December 12, 2006

CONSENT

I hereby consent to the use of my name under the heading “Experts and Public Official Documents” in connection with the information specified with respect to my name under such heading and to the use of my Report, dated August 10, 2006, found on page 72 of Queensland Treasury Corporation’s Consolidated Financial Statements, hereby filed as exhibit (c)(i) and the Report found on page 1 of the Description of Queensland and Queensland Treasury Corporation, hereby filed as exhibit (f) in the Form 18-K to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated July 31, 2006 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-136170).

By:	/s/ Glenn Gordon Poole
Mr. Glenn Gordon Poole
Auditor-General

Date: December 12, 2006